UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2009

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 754-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Compensation Arrangements for 2009

On March 19, 2009, the Compensation Committee of the Board of Directors of Quest Software, Inc. (“Quest” or the “Company”) approved executive compensation arrangements for the Company’s executive officers for 2009. The compensation arrangements are designed to support Quest’s objectives to attract, retain and motivate executive talent, to achieve revenue growth and enhance profitability, and to maximize shareholder value in the highly competitive information technology software marketplace.

Base Salaries. Annual base salaries of the executive officers for 2009 are as set forth below:

Vincent C. Smith, Executive Chairman	$1,000,000
Douglas F. Garn, President and Chief Executive Officer	$850,000
Scott J. Davidson, Senior Vice President and Chief Financial Officer	$425,000
Steve Dickson, Senior Vice President, Product Management & Marketing	$400,000

Discretionary Target Cash Bonus Awards. The Compensation Committee also determined discretionary variable cash bonus targets for the executive officers, which are designed to provide incentives for the executives to perform to the best of their abilities and achieve certain operational, strategic and regional objectives and initiatives or complete certain projects. The executives will become eligible to earn some or all of their respective discretionary bonus targets, to be determined at the discretion of the Compensation Committee, including the opportunity to earn up to 125% of their target bonus amounts based on superior performance relative to designated objectives. The 2009 discretionary bonus targets for the executive officers are as follows:

Vincent C. Smith, Executive Chairman	$400,000
Douglas F. Garn, President and Chief Executive Officer	$340,000
Scott J. Davidson, Senior Vice President and Chief Financial Officer	$100,000
Steve Dickson, Senior Vice President, Product Management & Marketing	$75,000

Stock Option Awards. The Compensation Committee also determined to grant non-qualified stock options (the “Option Awards”) under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”) to the executive officers, with such Option Awards covering the numbers of shares of the Company’s common stock set forth below:

Vincent C. Smith, Executive Chairman	186,500
Douglas F. Garn, President and Chief Executive Officer	220,000
Scott J. Davidson, Senior Vice President and Chief Financial Officer	70,000
Steve Dickson, Senior Vice President, Product Management & Marketing	9,000

The Option Awards will be granted on May 14, 2009, which is the third business day following the due date for our quarterly report on Form 10-Q for the quarter ending March 31, 2009 and falls within an open trading window in accordance with the Compensation Committee’s stock option granting policies. The Option Awards will have an exercise price equal to the closing price of a share of the Company’s common stock as reported on The Nasdaq Global Select Market on the grant date. The Option Awards will vest over a five-year period, subject to continued employment with the Company, with 20% vesting on the first anniversary of the date of grant and an additional 10% vesting at the end of each six-month period thereafter. The Option Awards will be contingent on execution of the Company’s form of stock option agreement and will be subject to the terms and conditions of the 2008 Plan.

Incentive Plan Awards

Non-Equity Incentive Plan Awards. The Compensation Committee also determined target cash bonus awards for 2009 under the Company’s Executive Incentive Plan (the “Plan”) that will be subject to satisfaction of performance objectives for total revenues and pro forma operating margin for the 2009 calendar year. These target cash bonus awards for the executive officers for 2009 are as follows:

Vincent C. Smith, Executive Chairman	$600,000
Douglas F. Garn, President and Chief Executive Officer	$510,000
Scott J. Davidson, Senior Vice President and Chief Financial Officer	$100,000
Steve Dickson, Senior Vice President, Product Management & Marketing	$75,000

The maximum cash award any executive officer may earn is 125% of his target cash bonus award, and the amount of the ultimate award will be reduced if actual achievement of the performance criteria is determined to be below the specified objectives. The Compensation Committee retains discretion to reduce or eliminate (but not increase) the cash bonus awards that would otherwise be payable under this Plan.

Equity Incentive Plan Awards. The Compensation Committee also determined to grant Messrs. Garn, Davidson and Dickson restricted stock units as share right awards (the “Restricted Stock Units”) under the Plan and the 2008 Plan, and to grant Mr. Smith non-qualified stock options (the “Performance Options” and together with the Restricted Stock Units, the “Performance Awards”), in each case covering the maximum numbers of shares of the Company’s common stock set forth below as follows:

Vincent C. Smith, Executive Chairman	186,500
Douglas F. Garn, President and Chief Executive Officer	100,000
Scott J. Davidson, Senior Vice President and Chief Financial Officer	31,225
Steve Dickson, Senior Vice President, Product Management & Marketing	4,000

The Performance Awards will initially vest upon the Compensation Committee’s certification of the Company’s achievement of the same performance objectives adopted under the Plan for the executive officer incentive cash bonus awards for 2009, and the Compensation Committee’s certification of the Company’s actual performance measured against those objectives will determine the ultimate number of shares of the Company’s Common Stock deliverable under the Performance Awards. The Performance Awards for the number of shares then determined will vest in three equal increments, subject to continued employment with the Company, on March 1, 2010, 2011 and 2012; provided, however, that vesting of the Performance Awards will be accelerated in the event of a Change of Control of the Company, according to the applicable provisions of the 2008 Plan. The executives will have the right to defer delivery of such shares subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

To the extent the Performance Awards do not vest, they shall be forfeited. The Restricted Stock Unit grants will be contingent on execution of the Company’s form of restricted stock unit agreement and will be subject to the terms and conditions of the 2008 Plan and the Plan. The Performance Options will be contingent on execution of the Company’s form of stock option agreement and will be subject to the terms and conditions of the 2008 Plan. The cash bonus and Restricted Stock Unit awards under the Plan are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date:	March 25, 2009	By	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel and Secretary